As filed with the Securities and Exchange Commission on October 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEOS ETF Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEOS ETFs – Why We Keep Asking Reminder (Video Transcript)

Troy Cates (00:01.00)

Hey everyone, Troy Cates from NEOS here. We know we've asked you to vote a few times, but there's a reason we keep asking. Investments in our funds from individual shareholders like you helped build NEOS into what it is today. Now, we need that same support in this voting process so we can continue to manage these ETFs for you. We're really excited about what's ahead with Goldman Sachs Asset Management. Just click the link below to vote. We really appreciate your support.